Exhibit 23.3

CONSENT OF ELVINGER, HOSS & PRUSSEN

We hereby consent to being named and to the summarization of advice attributed to us in the Registration Statement under the Securities Act of 1933, Form S-8, of Stolt Offshore S.A. to be dated May 17, 2005.

Luxembourg, May 16, 2005

Elvinger, Hoss & Prussen

By:	/s/ François Felten
François Felten